UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2016

AEMETIS, INC.
(Exact name of registrant as specified in its charter)

______________

Nevada	001-36475	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700
Cupertino, California 95014
(Address of Principal Executive Office) (Zip Code)

(408) 213-0940
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD.

The information provided under Item 8.01 below is incorporated by reference into this item.

ITEM 8.01. OTHER EVENTS.

Merger Agreement

On April 29, 2016, Aemetis, Inc. (the “Company”) and EdenIQ, Inc. (“EdenIQ”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the acquisition of all outstanding shares of EdenIQ by the Company. As required by the Merger Agreement, majority shareholder approval was obtained by EdenIQ from its shareholders. On July 22, 2016, the Company provided notice to EdenIQ that EdenIQ had breached the Merger Agreement by failing to also request and obtain from its shareholders an election of stock and cash consideration required to be delivered to the Company two days prior to closing of the Merger Agreement. On August 29, 2016 the Company received a notice from EdenIQ that purported to terminate the Merger Agreement. The Company believes that the notice is not effective due to the prior breach of the Merger Agreement by EdenIQ. On August 31, 2016, the Company filed suit to require EdenIQ to fully perform its obligations under the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Aemetis, Inc.

September 6, 2016	By:	/s/ Eric A. McAfee
Eric A. McAfee
Chief Executive Officer